Exhibit 10.1

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DEBT SETTLEMENT AGREEMENT

THIS DEBT SETTLEMENT AGREEMENT (this “Agreement”) is entered into and effective as of June 30, 2017 (the “Effective Date”) by and between PURE HOSPITALITY SOLUTIONS, INC., a Nevada corporation (the “Company”) and Meso Numismatics, Corp., a Florida corporation (hereinafter “Meso”). Each of the Company and Meso may be referred to individually as a “Party” and collectively as the “Parties”.

W I T N E S S E T H

WHEREAS, on November 16, 2016, the Parties entered into that certain Agreement and Plan of Merger (the “Merger”); and

WHEREAS, pursuant to the Merger, the Company was required to issue One Hundred Million (100,000,000) shares of common stock (the “Payment”) to Meso’s stockholders in exchange for all of the outstanding shares of Meso’s common stock; after which exchange, the Company owned one-hundred (100%) percent of Meso’s common stock, and Meso thereby became a wholly-owned subsidiary of the Company; and

WHEREAS, by virtue of the Payment from the Merger, Meso beneficially owns shares of common stock, par value $.001 per share of the Company’s common stock (the “Common Stock”); and

WHEREAS, the Company and Meso have agreed to a payment in the mutually agreed upon amount of 25,000 shares of Series BB Preferred Stock of the Corporation, par value $0.001 per share, which amounts to 2.5% of the authorized shares of this class of preferred, fully satisfying the Merger Agreement; and,

WHEREAS, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Meso has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged it is hereby agreed as follows:

1. Settlement of the Payment. Upon the terms and conditions set forth in this Agreement, the Company hereby agrees to pay to Meso 25,000 shares of Series BB Preferred Stock of the Corporation, par value $0.001 per share, (the “Securities”) in lieu of the original Payment, as full payment under the terms and conditions of the Merger. The Company shall issue the Securities for the sole benefit of Meso and Meso hereby agrees that this is full and final payment under the terms of the Merger.

2. Representations and Warranties. Each party hereto hereby represents and warrants to the other party as follows:

(a) Authorization. Such party has the full right, power and authority to enter into this Agreement and to perform the terms and provisions hereof. The execution, delivery and performance of this Agreement by such party have been duly authorized by all necessary action on the part of such party, and this Agreement constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

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(b) No Conflicts. Neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof on the part of such party shall breach any statutes or regulations of any governmental authority, domestic or foreign, or shall conflict with or result in a breach of such party’s organizational document(s) (if applicable) or of any of the terms, conditions or provisions of any judgment, order, injunction, decree, agreement or instrument to which such party is a party or by which it or its assets are or may be bound, or constitute a default thereunder or an event which with the giving of notice or passage of time or both would constitute a default thereunder, or require the consent of any person or entity.

(c) Consents and Approvals. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or entity is required on the part of such party in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3. Representations, Warranties and Covenants of the Meso.

The Meso represents, warrants and agrees with, the Company that:

(a) This Agreement has been duly executed and delivered by the Meso and constitutes a valid and binding obligation of the Meso enforceable in accordance with its terms;

(b) Meso acknowledges its understanding that the issuance of the Securities is intended to be exempt from registration under the Act by virtue of Section 4(1) and/or Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and the provisions of Regulation D thereunder;

(c) Meso has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Company.

(d) Meso is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Act (17 C.F.R. 230.501(a)) or is not a U.S. Person as defined under Regulation S.

(e) Meso has made an independent investigation of the Company’s business, been provided an opportunity to obtain additional information concerning the Company Meso deems necessary to make an investment decision and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

(f) Meso represents, warrants and agrees that Meso will not engage in short sales including, hypothecate, sell or otherwise transfer the Securities unless registered under the Act or in reliance upon an exemption there from, and fully understands and agrees that Meso must bear the economic risk of his purchase for an indefinite period of time because, among other reasons, the Securities or underlying securities have not been registered under the Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act. Meso also understands that the Company is under no obligation to register the Securities on its behalf or to assist Meso in complying with any exemption from registration under the Act.

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(g) The Meso is not subject to or obligated under any provisions of any law, regulation, order, judgment or decree which would be breached or violated by the execution, delivery and performance of this Agreement by the Meso and the consummation of the transactions contemplated hereby.

6. Miscellaneous.

(a) Notices. All notices or other communications required or permitted by this Agreement or by law to be served on or given to either party to this Agreement by the other party shall be in writing and shall be deemed duly served when personally delivered to the party at an address agreed upon by both parties.

(b) Assignment. This Agreement and all the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(c) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflict of laws. All parties to this Agreement shall hereby submit to the personal and subject matter jurisdiction and venue of the state or federal courts located in New York, New York and irrevocably waive any trial by jury. If either party commences an action arising out of this Agreement, the prevailing party shall, in addition to any other damages and costs awarded, be entitled to reasonable legal fees incurred in connection with the prosecution or defense of such action.

(d) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such provision or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(e) Amendment; Waiver. The Board of Directors may amend the terms of the Agreement if it determines it is in the best interest of the Company and its Mesos. In the event either party wishes to amend this Agreement, the Agreement may only be amended or waived in a writing executed by the both parties.

(f) Complete Agreement. This Agreement contains the complete agreement between the parties hereto and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

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(g) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(h) Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

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IN WITNESS WHEREOF, the parties hereby have executed this Debt Settlement Agreement as of the date first written above.

PURE HOSPITALITY SOLUTIONS, INC.

By:	/s/ Melvin Pereira L.
Name: Melvin Pereira
Title: Chief Executive Officer

MESO NUMISMATICS, CORP.

By:	/s/ Melvin Pereira L.
Name: Melvin Pereira
Title: Principal